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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 17, 1999 appearing on page 33 of Pennsylvania Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
_____________________________________
  PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 9, 1999